Exhibit 99.1
DIGITAL ANGEL ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS
SO. ST. PAUL, MN (August 7, 2008) — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, today announced financial results for its second quarter ended June 30, 2008.
Revenue for the second quarter of 2008 was $20.7 million, and consolidated net loss from continuing operations was ($9.0) million, or ($0.08) per share; compared to revenue of $27.7 million, and a net loss from continuing operations of ($5.5) million, or ($0.08) per share for the first quarter of 2007, on a historical basis. Revenue for the second quarter of 2007 on a pro forma basis, as explained below, was $19.5 million, and consolidated net loss from continuing operations was ($5.5) million, or ($0.08) per share.
Actual results from continuing operations for the second quarter and first half of 2008 include Digital Angel’s animal identification and emergency identification segments, as well as corporate expenses, and reflect the equity method of accounting for the Company’s approximately 48% equity share in VeriChip Corporation. During the three-months ended March 31, 2008, we began accounting for our ownership in VeriChip under the equity method of accounting. Prior to that, we included the results of operations of VeriChip under the consolidation method, as at that time we had greater than 50% ownership in this entity. Historical 2007 results are shown on a consolidated basis, but for comparative purposes, pro forma results for the first and second quarters of 2007 are presented in this release as if VeriChip had been accounted for under the equity method of accounting during those periods.
Revenue for the first half of 2008 was $43.1 million, and consolidated net loss from continuing operations was ($14.7) million, or ($0.12) per share; compared to revenue of $50.4 million, and a net loss from continuing operations of ($10.7) million, or ($0.16) per share for the first half of 2007, on a historical basis. Revenue for the first half of 2007 on a pro forma basis, as explained above, was $34.8 million, and consolidated net loss from continuing operations was ($10.7) million, or ($0.16) per share.
During the second quarter of 2008, the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, was ($7.7) million, compared to EBITDA of ($3.8) million for the second quarter of 2007 on a historical basis, and ($2.3) million on a pro forma basis, as defined above. Included in the ($7.7) million EBITDA results for the second quarter of 2008 were $1.5 million of restructuring expenses, $4.4 million of asset impairments and $1.2 million of inventory reserves associated with the restructuring plan the Company announced on June 30, 2008.
During the first half of 2008, the Company’s EBITDA, a non-GAAP financial measure, was ($8.6) million, compared to EBITDA of ($10.2) million for the first half of 2007 on a historical basis, and ($6.5) million on a pro forma basis, as defined above. Included in the ($8.6) million EBITDA results for the first half of 2008 were $1.9 million of overhead reduction and restructuring expenses, $4.4 million of asset impairments and $1.2 million of inventory reserves.

Joseph J. Grillo, Digital Angel’s Chief Executive Officer and President, commented, “As a result of the actions we’ve taken during the first half of 2008, we are becoming a more streamlined, focused company, as we continue our drive towards profitability. By successfully divesting our non-core businesses and cleaning up our balance sheet, we are now in a position to focus on two outstanding identification businesses. We have excellent brands, technology, and market prospects in each of two business segments: Emergency Identification and Animal Identification.”
Lorraine M. Breece, Digital Angel’s Chief Financial Officer, added, “The financial results for the second quarter of 2008 were impacted by the previously announced restructuring plan associated with our Animal Identification business. The restructuring-related charges consist of severance, contract and lease termination costs, as well as costs associated with the restructuring, including goodwill and fixed asset impairment, inventory write-downs and other restructuring-related items. We expect to complete the implementation of the plan by the end of the year. Once the program is fully implemented, the Company expects to realize annual cost savings of approximately $4.5 million, or about 10 percent of total current Animal ID sales.”
The Company develops, manufactures, and markets visual and electronic radio frequency identification (RFID) products for the animal identification segment, under the brand name Destron Fearing. Currently, these products are manufactured primarily at the Company’s headquarters in South St. Paul, Minnesota and in Denmark, where they are distributed worldwide to markets in North America, South America, and Europe. Products for the Company’s emergency identification segment, utilizing global positioning system (GPS) enabled technology, are currently designed and manufactured at several locations in the United Kingdom, and sold worldwide under the brand names SARBE and McMurdo.
Non-GAAP Financial Measure
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company provides EBITDA, which is a non-GAAP financial measure. EBITDA is defined as operating income (loss) plus depreciation and amortization as presented in the Company’s Unaudited Condensed Consolidated Statement of Operations. EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with GAAP) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non- operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. EBITDA may not, however, be comparable in all instances to other similar types of measures.

For supplemental information to facilitate evaluation of the impact of depreciation and amortization, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the first three months and six months of 2008 and the first three months and six months of 2007.
Results Conference Call
Digital Angel will host a conference call today, August 7, 2008, for investors, analysts, business and trade media, and other interested parties at 10:00 a.m. EDT. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use passcode 58456539. A simultaneous webcast of the live conference call can also be accessed through Digital Angel’s website at www.digitalangel.com. Supporting Materials referenced during the call can be accessed on the website under “Company Events” on the home page.
For persons unable to participate in either the conference call or the webcast, a telephonic replay will be available from August 7 at approximately 11:30 a.m. EDT to August 14 at 11.59 p.m. EDT. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 58456539. The webcast replay will be available for thirty days, and will be accessible through Digital Angel’s website at www.digitalangel.com.
About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel is an approximately 48% stockholder of VeriChip Corporation (NASDAQ: CHIP).

This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for improvement in our financial performance, including strong revenue growth of our RFID and other businesses, our ability to streamline our operations, the success of the divesture of non-core businesses, our ability to enhance stockholder value, success of the Company’s marketing and sales initiative, benefits of the acquisition of the McMurdo business, and expected growth in sales, earnings and improvement in gross margins. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; the degree of success we have in leveraging our brand reputation; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; our inability to meet all applicable Nasdaq Capital Market requirements; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on March 17, 2008, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets Data
(in thousands, except par values)

	June 30,	December 31, 2007
	2008	Historical*	Pro Forma*
Assets	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$2,159	$9,443	$2,222
Restricted cash	4	90	90
Accounts receivable, net of allowance for doubtful accounts of $193 and $279 at June 30, 2008 and December 31, 2007, respectively	15,333	21,581	16,143
Note receivable	450	—	—
Note receivable from VeriChip Corporation	—	—	2,167
Due from affiliates	55	—	246
Inventories	14,497	15,840	14,192
Deferred taxes	180	394	180
Other current assets	2,423	3,537	2,236
Current assets of discontinued operations	2,631	7,682	5,584

Total current assets	37,732	58,567	43,060

Property and equipment, net	10,052	12,966	12,014
Goodwill	44,460	55,023	39,247
Intangible assets, net	20,691	38,925	22,173
Note receivable from VeriChip Corporation	7,824	—	10,752
Note receivable	1,224	—	—
Other assets, net	3,374	3,960	3,960
Other assets of discontinued operations	180	2,249	2,243
Investment in affiliates — continuing operations	10,087	—	12,293
Investment in affiliates — discontinued operations	518	—	477

Total Assets	$136,142	$171,690	$146,219

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current maturities of long-term debt	$11,866	$15,746	$14,231
Accounts payable	14,526	15,762	13,907
Advances from factor	2,969	1,992	1,992
Accrued expenses	10,891	13,697	9,839
Deferred revenue	517	1,110	804
Current liabilities of discontinued operations	4,109	6,332	5,361

Total current liabilities	44,878	54,639	46,134
Long-term debt and notes payable	14,906	17,217	17,217
Deferred taxes	6,954	10,090	6,282
Other liabilities	2,516	2,752	2,751
Other liabilities of discontinued operations	1,546	2,632	2,632

Total Liabilities	70,800	87,330	75,016

Commitments and contingencies
Minority interest — continuing operations	316	12,811	208
Minority interest — discontinued operations	—	554	—

Total Stockholders’ Equity	65,026	70,995	70,995

Total Liabilities and Stockholders’ Equity	$136,142	$171,690	$146,219

*	Historical amounts include VeriChip under the consolidation method of accounting and Pro forma amounts represent VeriChip under the equity method of accounting consistent with the accounting treatment used during the quarter and year to date periods in 2008.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Data
(in thousands, except per share data) (unaudited)

	For the Three-	For the Three-Months
	Months Ended	Ended June 30, 2007
	June 30, 2008	Historical*	Pro Forma*

Revenue	$20,703	$27,723	$19,533

Cost of sales	14,079	15,815	11,855

Gross profit	6,624	11,908	7,678

Selling, general and administrative expenses	9,066	14,453	9,109
Research and development expenses	731	2,541	1,585
Restructuring expenses	1,463	—	—
Asset impairment	4,369

Operating loss	(9,005)	(5,086)	(3,016)

Interest and other income	2,169	163	307
Interest expense	(1,523)	(1,251)	(886)
Equity in loss of affiliate	(877)	—	(2,489)

Loss from continuing operations before taxes, minority interest and loss attributable to capital transactions of subsidiaries	(9.236)	(6,174)	(6,084)

Benefit (provision) for income taxes	269	(13)	(13)

Loss from continuing operations before minority interest and loss attributable to capital transactions of subsidiaries	(8,967)	(6,187)	(6,097)

Minority interest	(55)	2,378	1,088
Net loss on capital transactions of subsidiary	—	(604)	(59)
Loss attributable to changes in minority interest as a result of capital transactions of subsidiaries	—	(1,040)	(385)

Loss from continuing operations	(9,022)	(5,453)	(5,453)

(Loss) income from discontinued operations, net of income taxes of $0	(455)	2,731	2,731

Net loss	$(9,477)	$(2,722)	$(2,722)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.08)	$(0.08)	$(0.08)
(Loss) income from discontinued operations	0.00	0.04	0.04

Net loss	$(0.08)	$(0.04)	$(0.04)

*	Historical amounts include VeriChip under the consolidation method of accounting and Pro forma amounts represent VeriChip under the equity method of accounting consistent with the accounting treatment used during the quarter and year to date periods in 2008.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Data
(in thousands, except per share data) (unaudited)

	For the Six-	For the Six-Months
	Months Ended	Ended June 30, 2007
	June 30, 2008	Historical*	Pro Forma*

Revenue	$43,129	$50,394	$34,831

Cost of sales	28,206	28,979	21,509

Gross profit	14,923	21,415	13,322

Selling, general and administrative expenses	18,156	28,928	18,186
Research and development expenses	1,526	5,166	2,804
Restructuring expenses	1,924
Asset impairment	4,369	—	—

Operating loss	(11,052)	(12,679)	(7,668)

Interest and other income	2,574	1,131	1,214
Interest expense	(4,210)	(2,166)	(1,413)
Equity in loss of affiliate	(2,206)	—	(4,626)

Loss from continuing operations before taxes, minority interest and gain (loss) attributable to capital transactions of subsidiaries	(14,894)	(13,714)	(12,493)

Benefit (provision) for income taxes	288	(83)	(38)

Loss from continuing operations before minority interest and gain (loss) attributable to capital transactions of subsidiaries	(14,606)	(13,797)	(12,531)

Minority interest	(104)	4,207	2,403
Net gain (loss) on capital transactions of subsidiary	—	4,750	(58)
Loss attributable to changes in minority interest as a result of capital transactions of subsidiaries	—	(5,860)	(514)

Loss from continuing operations	(14,710)	(10,700)	(10,700)

Income from discontinued operations, net of income taxes of $0	457	2,829	2,829

Net loss	$(14,253)	$(7,871)	$(7,871)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.12)	$(0.16)	$(0.16)
Income from discontinued operations	0.00	0.04	0.04

Net loss	$(0.12)	$(0.12)	$(0.12)

*	Historical amounts include VeriChip under the consolidation method of accounting and Pro forma amounts represent VeriChip under the equity method of accounting consistent with the accounting treatment used during the quarter and year to date periods in 2008.

DIGITAL ANGEL AND SUBSIDIARIES
Reconciliation to Non-GAAP Financial Information
(in thousands) (unaudited)

	Three-Months
	Ended	Three-Months Ended June 30, 2007
	June 30, 2008	Historical*	Pro Forma*

Operating loss	(9,005)	(5,086)	(3,016)

Depreciation and amortization	1,260	1,300	680

EBITDA	$(7,745)	$(3,786)	$(2,336)

*	Historical amounts include VeriChip under the consolidation method of accounting and Pro forma amounts represent VeriChip under the equity method of accounting consistent with the accounting treatment used during the quarter and year to date periods in 2008.

	Six-Months
	Ended	Six-Months Ended June 30, 2007
	June 30, 2008	Historical*	Pro Forma*

Operating loss	(11,052)	(12,679)	(7,668)

Depreciation and amortization	2,455	2,451	1,205

EBITDA	$(8,597)	$(10,228)	$(6,463)

*	Historical amounts include VeriChip under the consolidation method of accounting and Pro forma amounts represent VeriChip under the equity method of accounting consistent with the accounting treatment used during the quarter and year to date periods in 2008.